UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 24, 2012

LOWE'S COMPANIES, INC.
(Exact Name of Registrant as Specified in its Charter)

North Carolina	1-7898	56-0578072
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Lowe's Blvd., Mooresville, NC	28117
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(704) 758-1000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

             (a)           On August 24, 2012, the Board of Directors of Lowe’s Companies, Inc. (the “Company”) approved certain amendments to the Company’s Bylaws, effective immediately, to add Section 8(c) to Article II to incorporate the language previously included in Section 12 of Article II regarding the advance notice requirements for a shareholder to appoint another person to act for him or her as proxy to present a proposal at a shareholders meeting, and to add language clarifying that the advance notice requirements apply to (i) proposals submitted in accordance with the eligibility and procedural requirements of Rule 14a-8 under the Securities Exchange Act of 1934 and included in the Company’s proxy statement and (ii) proposals submitted by a shareholder in compliance with the notice provisions set forth in Section 12 of Article II that are not included in the Company’s proxy statement.

             The foregoing description is qualified in its entirety by reference to the text of the Company’s Bylaws, as amended and restated as of August 24, 2012, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

3.1 Bylaws of Lowe’s Companies, Inc., as amended and restated.

SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOWE'S COMPANIES, INC.

Date: August 27, 2012	/s/ Gaither M. Keener, Jr.
	By:	Gaither M. Keener, Jr.
Chief Legal Officer, Chief Compliance
Officer and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Bylaws of Lowe's Companies, Inc., as amended and restated.